UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 17, 2013
XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (919) 526-1400
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Overview
On May 17, 2013 (the “Closing Date”), the Company entered into a Credit and Guaranty Agreement for a $200 million term loan credit facility (the “New Term Credit Facility”) among the Company, certain direct and indirect U.S. subsidiaries of the Company as guarantors, Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner and document agent, and Jefferies Finance LLC, as joint lead arranger and joint bookrunner, collateral agent and administrative agent. The Company also entered into a Revolving Credit and Guaranty Agreement for a $40 million asset-based revolving credit facility subject to a borrowing base (the “ABL Facility,” and collectively with the New Term Credit Facility, the “New Credit Facilities”) among the Company, Xerium Canada Inc., as Canadian borrower, certain direct and indirect U.S. subsidiaries of the Company as guarantors, PNC Bank, National Association as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner and document agent, and Jefferies Finance LLC, as joint lead arranger and joint bookrunner.
The New Term Credit Facility provides for:

•
a six-year $200 million senior secured term loan facility, provided the facility would mature in March 2018 if any of the Company's senior notes due 2018 ("Senior Notes") remain outstanding at that time; and

•
an uncommitted accordion option (the “Incremental Facility”) allowing for increases for borrowings under the New $200 Million Term Credit Facility with the same terms, and borrowing of new tranches of term loans, up to an aggregate principal amount equal to (i) $75 million plus (ii) an additional amount (the “Facility Increase”) provided, if after giving effect to such Facility Increase (as well as any other additional term loans), on a pro forma basis, the Senior Secured Leverage Ratio (as defined in the New Term Credit Facility) for the most recent four consecutive fiscal quarters does not exceed 2.25:1.

The ABL Facility provides for a $40 million senior secured revolving credit facility with a $20 million sub-limit on letters of credit. Availability under the ABL Facility is subject to a borrowing base that is based on a specified percentage of eligible accounts receivable and inventory. The term of the ABL Facility is five years, provided that if any of the Senior Notes remain outstanding in March 2018, the ABL Facility would mature at that time.
Use of Proceeds
The Company used the borrowings under the New Term Credit Facility to refinance all of its outstanding indebtedness under its previously existing senior secured term loan and revolving credit facility entered into in 2011 (the "2011 Credit Facility").
The Company intends to draw upon the ABL Facility from time-to-time for working capital and general corporate purposes.
Prepayments
The loans under the New Term Credit Facility will be required to be permanently repaid with:

•	100% of the net cash proceeds of asset sales and dispositions, subject to certain exceptions;

•	100% of the net cash proceeds of issuances of certain debt obligations, subject to certain exceptions;

•
50% of the Company's annual Excess Cash Flow (as defined in the New Term Credit Facility) subject to certain adjustments based on the Company's Leverage Ratio (as defined in the New Term Credit Facility); and

•	100% of net insurance proceeds, subject to certain exceptions.
The New Term Credit Facility will require the Company to make amortization payments (payable in quarterly installments) equal to 1% per annum with respect to the Term Loans with the remaining amount due at final maturity. Voluntary prepayments will be permitted, in whole or in part, subject to minimum prepayment requirements; provided that prepayments made prior to the date that is six months after the Closing Date of the New Term Credit Facility for the purpose of repricing or effectively repricing the term loan facilities must include a 1.0% prepayment premium; provided, further, that voluntary prepayments of loans bearing interest at the London Interbank Offered Rate (“LIBOR”) on a date other than the last day of the relevant interest period will be subject to the payment of customary breakage costs.
If the total amount of advances outstanding under the ABL Facility exceed either $40 million or the borrowing base, the Company must repay an amount equal to the excess borrowing. If obligations under all outstanding letters of credit exceeds $20 million, the Company must cash collateralize its letters of credit in an amount equal to the excess obligations outstanding.

Interest Rates and Fees
The interest rates under the New Term Credit Facility will be calculated, at the Company's option, at either the base rate or LIBOR, plus a margin of 4.00% and 5.00%, respectively. Each of the base rate and LIBOR shall be subject to a minimum of 2.25% and 1.25%, respectively. If the Company's Senior Secured Leverage Ratio (as defined in the $200 Million New Credit Facility) is less than 2.00:1 at any quarterly determination date, then the margins over the base rate and LIBOR will be 3.50% and 4.50%, respectively.
Depending on whether advances are made in U.S. Dollars or Canadian Dollars, interest rates under the ABL Facility will be calculated, at the Company's option, at either a U.S.-based or Canadian-based base rate ("Base Rate Loans") or LIBOR or the Canadian Dealer Offered Rate ("CDOR") (each, "Fixed Rate Loans"), respectively, plus a margin of 1.25% for Base Rate Loans and a margin of 2.25% for Fixed Rate Loans. If the Company draws advances on the ABL Facility that are greater than 33.3% but less than or equal to 66.7% of the $40 million limit, then the margins on Base Rate Loans and Fixed Rate Loans drop to 1.00% and 2.00%, respectively. The margins drop to 0.75% and 1.75%, respectively, if advances under the ABL Facility are greater than 66.7% of the $40 million limit. In addition to paying interest on outstanding advances under the ABL Facility, the Company will be required to pay a commitment fee to the lenders in respect of the unutilized commitments at a rate equal to 0.50% per annum if advances under the ABL Facility are less than or equal to 50% of the commitments or a rate equal to 0.375% per annum if advances under the ABL are more than 50% of the commitments.
Collateral and Guarantees
The obligations under the New Credit Facilities will be guaranteed by all of the Company's existing and future direct and indirect subsidiaries that are organized in the United States (subject to certain exceptions in the case of immaterial subsidiaries and joint ventures) and, in the case of the ABL Facility, by Xerium Canada Inc. and any future Canadian subsidiaries, provided that non-U.S. guarantors will only be liable for obligations of Xerium Canada Inc. and any other Canadian borrowers. The New Term Credit Facility is secured by a first-priority perfected security interest in substantially all of the assets of the Company, Xerium Canada Inc. and such subsidiary guarantors (collectively, the “Loan Parties”), in each case, now owned or later acquired, except with respect to the Loan Parties' accounts receivables and inventory, which are secured by a second-priority interest. The ABL Facility is secured by a first-priority perfected security interest in the Loan Parties' accounts receivables and inventory, and a second-priority interest in substantially all of the Loan Parties' other assets. In each case, the security interests are subject to certain exceptions and legal and tax considerations and requirements, including that only 65% of the voting capital stock of the domestic Loan Parties' “first-tier” non-U.S. subsidiaries is required to be pledged in respect of the obligations of the Company and the U.S. guarantors under the New Credit Facilities.
Covenants
The New Credit Facilities contain certain customary covenants that, subject to exceptions, restrict the Company's ability to, among other things:
•declare dividends or redeem or repurchase equity interests;
•prepay, redeem or purchase debt;
•incur liens and engage in sale-leaseback transactions;
•make loans and investments;
•incur additional indebtedness;
•amend or otherwise alter debt and other material agreements;
•make capital expenditures in excess of $42 million per fiscal year, subject to adjustment;
•engage in mergers, acquisitions and asset sales;
•transact with affiliates; and
•engage in businesses that are not related to the Company's existing business.
The New Credit Facilities eliminate the interest coverage and leverage coverage ratio maintenance tests that were contained in the Company's 2011 Credit Facility. However, the ABL Facility contains a springing Fixed Charge Coverage Ratio (as defined in the ABL Facility), which must be not less than 1.00:1 during periods in which our Global Excess Availability (as defined in the ABL Facility) falls below certain minimum thresholds.
The New Credit Facilities contain certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy, certain triggering events under U.S. and, in the case of the ABL Facility, Canadian employee benefit plans, material judgments, actual or asserted failures of any guarantee or security document supporting the New Credit Facilities to be in full force and effect and a change of control. If an event of default occurs, the lenders under the New Credit Facilities would be entitled to take various enforcement actions, including acceleration of amounts due under the New Credit Facilities and all actions permitted to be taken by a secured creditor.

The foregoing descriptions of the New Term Credit Facility and the ABL Facility, do not purport to be complete and are qualified in their entirety by reference to the full text of the New Term Credit Facility and the ABL Facility, which we have filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 8.01	Other Events
On May 17, 2013, the Company issued a press release announcing the closing of its refinancing transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibits are filed herewith.

Exhibit No.	Description
10.1	New $200 million credit facility among the Company, certain direct and indirect U.S. subsidiaries of the Company, and certain financial institutions, dated May 17, 2013.

10.2	New $40 million revolving credit facility among the Company, certain direct and indirect U.S. and Canadian subsidiaries of the Company, and certain financial institutions, dated May 17, 2013.

99.1	Press Release of the Company dated May 17, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: May 23, 2013	By:	/s/ Clifford E. Pietrafitta
	Name:	Clifford E. Pietrafitta
	Title:	Executive Vice President and CFO

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	New $200 million credit facility among the Company, certain direct and indirect U.S. subsidiaries of the Company, and certain financial institutions, dated May 17, 2013.

10.2	New $40 million revolving credit facility among the Company, certain direct and indirect U.S. and Canadian subsidiaries of the Company, and certain financial institutions, dated May 17, 2013.

99.1	Press Release of the Company dated May 17, 2013.